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Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

April 9, 2014

Antero Resources Corporation
1625 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from each of (i) our reports dated February 14, 2011 and January 27, 2012 related to the Appalachian Basin properties of Antero Resources LLC, found in the Marcellus, Upper Devonian and Utica Shales, (ii) our reports dated February 17, 2011 and January 27, 2012 related to the Arkoma Basin, Woodford Shale and Fayetteville Shale properties of Antero Resources Corporation, (iii) our reports dated January 15, 2014 and January 31, 2014 with respect to the estimated proved, probable and possible reserves of Antero Resources Corporation as of December 31, 2013, in the form and context in which they appear in or are incorporated into this Registration Statement on Form S-4 of Antero Resources Corporation (the "Registration Statement") and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.2
DEGOLYER AND MACNAUGHTON 5001 SPRING VALLEY ROAD SUITE 800 EAST DALLAS, TEXAS 75244